Exhibit 10.2

                                 PROMISSORY NOTE
                                 ---------------

U.S. $1,310,000.00                                          September 23, 2006


         ON OR BEFORE THE MATURITY DATE as defined in the Subscription Agreement of even date herewith, AND FOR VALUE RECEIVED, the undersigned, R. J. HALDEN HOLDINGS, INC., the "Borrower", promises to pay to the order of URBAN TELEVISION NETWORK CORPORATION (the "Lender"), or holder, the principal sum of ONE MILLION THREE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($1,310,000) in lawful money of the United States, or if less than such principal amount has been advanced hereunder, the aggregate unpaid principal balance of this Note. This amount represents the balance remaining due after application of bridge loans made by the Borrower to the Lender with respect to the Subscription Agreement of even date herewith.

         This Note is referred to and is executed and delivered pursuant to the above mentioned Subscription Agreement, dated as of September 23, 2006 (as it may be altered, amended, modified, renewed, replaced, restated, supplemented or otherwise modified from time to time by a writing executed by both Lender and Borrower, hereinafter described herein as the "Subscription Agreement"), among the Borrower and the Lender. Capitalized terms not otherwise defined herein, shall have the meanings ascribed thereto in the Subscription Agreement. Reference is hereby made to the terms and conditions of the Subscription Agreement for a more complete statement of the terms and conditions of the under which the loan evidenced hereby is made and is to be repaid. The Subscription Agreement, among other things, provides (a) for the purchase of stock from the Lender from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) the acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and (c) for changes, if any, in the interest rate hereof upon the terms and conditions specified therein.

         The outstanding principal amount hereof (including, to the extent permitted by law, on interest thereon not paid when due) shall bear interest from the date made until paid in full in cash at a fixed per annum rate equal to the Interest Rate established in the Subscription Agreement of ZERO PERCENT (0%) PER ANNUM, but not to exceed the Maximum Legal Rate.

         All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed.

         Except as otherwise provided herein, all interest shall accrue in arrears and be payable in lump sum on the Maturity Date.

         No provision of this Note shall be deemed to establish or require the payment of interest of a rate in excess of the maximum rate permitted by Applicable Law (the "Maximum Legal Rate"). In the event that the interest required to be paid under this the Note exceeds the Maximum Legal Rate, the interest required to be paid hereunder or under the Note shall be automatically reduced to the Maximum Legal Rate. If any interest paid exceeds the then applicable interest rate, the excess of such interest over the maximum amount of interest permitted to be charged automatically shall be deemed to reduce the accrued and unpaid fees and expenses due to the Lender under this Note, if any; then to reduce the accrued and unpaid interest, if any; and then to reduce principal of the Loan; the balance of any excess interest remaining after the application of the foregoing, if any, shall be refunded to the Borrower.

         All payments in respect of this Note shall be made to the Lender at the Lender's offices at 2707 S. Cooper, Ste. 119, Arlington, Texas 76015, or at such other place as may be designated in writing by the Lender for such purpose in accordance with the terms of the Subscription Agreement.

         The principal and all accrued and unpaid interest thereon shall be due and payable in full on or before the Maturity Date. Such payment is subject to earlier acceleration and/or mandatory prepayments as provided in the Subscription Agreement. Upon the occurrence of an Event of Default the whole sum of principal and interest then due and owing hereunder shall be immediately due and payable. All payments received hereunder shall be applied in accordance with the terms of the Subscription Agreement.

         If this Note is not paid in full when due, the Borrower promises to pay all reasonable costs and expenses of collection and reasonable attorneys' fees and expenses and court costs incurred by the holder hereof on account of such collection whether or not suit is filed thereon.

         The amounts and rates of all Loans made pursuant hereto and all amounts paid or repaid on this Note shall be indicated on the Lender's books with respect to this Note and, absent manifest error, shall constitute rebuttably presumptive proof of the amounts and dates of such Loans.

         The Borrower waives protest, diligence, presentment, demand for payment, notice of default or nonpayment, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and to the fullest extent permitted by law, all rights to assert any statute of limitations to an action hereunder.

         This Note shall be governed by and construed in accordance with the laws of the state of Texas without reference to conflicts of law principles in the state of Texas.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first written above.

                                                      "BORROWER"
                                                      R.J. Halden Holdings, Inc.


                                                      /s/ Richard J. Halden
                                                          -----------------
                                                          President and CEO
                                                          -----------------












                                       2